Exhibit 1.2

TAYSHA GENE THERAPIES, INC.

AMENDMENT NO. 3 TO

SALES AGREEMENT

November 4, 2025

GOLDMAN SACHS & CO. LLC

200 West Street

New York, New York 10282

WELLS FARGO SECURITIES, LLC

30 Hudson Yards

New York, New York 10001

Ladies and Gentlemen:

Reference is made to the Sales Agreement, dated October 5, 2021, by and among Taysha Gene Therapies, Inc., a Delaware corporation (the “Company”), Leerink Partners LLC (formerly known as SVB Securities LLC)(“Leerink”) and Wells Fargo Securities, LLC (“Wells Fargo”), as amended by Amendment No. 1 to Sales Agreement, dated March 30, 2022, by and among the Company, Goldman Sachs & Co. LLC (“Goldman”), Wells Fargo and Leerink and Amendment No. 2 to Sales Agreement, dated November 4, 2025, by and between the Company and Leerink. Such Sales Agreement, as amended to date, is hereinafter referred to as the “Sales Agreement.” Pursuant to the Sales Agreement, the Company agreed, in its sole discretion, to issue and sell, from time to time, through Goldman and Wells Fargo (each, an “Agent” and together, the “Agents”), as agent and/or principal, shares of common stock, par value $0.00001 per share, of the Company. All capitalized terms used in this Amendment No. 3 to Sales Agreement (this “Amendment”) and not otherwise defined herein shall have the respective meanings assigned to such terms in the Sales Agreement.

The Company and the Agents hereby agree as follows:

A.	Amendments to Sales Agreement. The Sales Agreement is amended as follows:

1. Section 1 of the Sales Agreement is hereby amended and restated as follows:

1. Issuance and Sale of Shares. The Company agrees that, from time to time during the term of this Agreement, on the terms and subject to the conditions set forth herein, it may issue and sell through an Agent that the Company has designated as sales agent to sell Placement Shares (as defined below) pursuant to the terms of this Agreement (as of any given time, the “Designated Agent”) up to $212,000,000 of shares of common stock, $0.00001 par value per share, of the Company (the “Common Stock”), subject to the limitations set forth in Section 5(c) (the “Placement Shares”). Notwithstanding anything to the contrary contained herein, the parties hereto agree that compliance with the limitation set forth in this Section 1 on the aggregate gross sales price of Placement Shares that may be issued and sold under this Agreement from time to time shall be the sole responsibility of the Company, and that the Agents shall have no obligation in connection with such compliance. The issuance and sale of Placement Shares through the Designated Agent will be effected pursuant to the Registration Statement (as defined below) to be filed by the Company with the Securities and Exchange Commission (the “Commission”) on or about the date hereof and to become automatically effective upon the filing thereof, although nothing in this Agreement shall be construed as requiring the Company to issue any Placement Shares.

The Company has prepared and will file, in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations thereunder (collectively, the “Securities Act”), with the Commission an “automatic shelf registration statement” as defined under Rule 405 of the Securities Act (“Rule 405”) on Form S-3ASR, which automatic shelf registration statement will become effective under Rule 462(e) of the Securities Act (“Rule 462(e)”), including (a) a base prospectus, relating to certain securities, including the Common Stock, to be issued from time to time by the Company, and which incorporates by reference documents that the Company has filed or will file in accordance with the provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (collectively, the “Exchange Act”), and (b) an at-the-market prospectus specifically relating to the Placement Shares to be issued from time to time pursuant to this Agreement (the “ATM Prospectus”). The Company will furnish to each Agent, for use by such Agent, copies of the base prospectus included as part of such registration statement at the time it becomes effective, as supplemented by the ATM Prospectus. The Company may file one or more additional registration statements from time to time that will contain a base prospectus and related prospectus or prospectus supplement, if applicable, with respect to the Placement Shares; provided, however, that Agents are provided with a reasonable opportunity to review any such registration statement or prospectus. Except where the context otherwise requires, such registration statement, including all documents filed as part thereof or incorporated by reference therein, and including any information contained in a Prospectus (as defined below) subsequently filed with the Commission pursuant to Rule 424(b) under the Securities Act or deemed to be a part of such registration statement pursuant to Rule 430B or Rule 462(b) under the Securities Act, or any subsequent registration statement on Form S-3 filed pursuant to Rule 415(a)(6) under the Securities Act by the Company with respect to any Placement Shares, is herein called the “Registration Statement.” The base prospectus, including all documents incorporated therein by reference, included in the Registration Statement, as it may be supplemented by the ATM Prospectus, in the form in which such prospectus and/or ATM Prospectus have most recently been filed by the Company with the Commission pursuant to Rule 424(b) under the Securities Act, together with any “issuer free writing prospectus” (as used herein, as defined in Rule 433 under the Securities Act (“Rule 433”)), relating to the Placement Shares that (i) is required to be filed with the Commission by the Company or (ii) is exempt from filing pursuant to Rule 433(d)(5)(i), in each case, in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g), is herein called the “Prospectus.” For the avoidance of doubt, any reference to “Prospectus” in the Sales Agreement shall be deemed to include the ATM Prospectus.

Any reference herein to the Registration Statement, the ATM Prospectus, the Prospectus or any issuer free writing prospectus shall be deemed to refer to and include the documents, if any, that are or are deemed to be incorporated by reference therein (the “Incorporated Documents”), including, unless the context otherwise requires, the documents, if any, filed as exhibits to such Incorporated Documents. Any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the ATM Prospectus, the Prospectus or any issuer free writing prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act on or after the most-recent effective date of the Registration Statement, or the respective dates of the ATM Prospectus, Prospectus or such issuer free writing prospectus, as the case may be, and incorporated therein by reference. For purposes of this Agreement, all references to the Registration Statement, the Prospectus or any amendment or supplement thereto shall be deemed to include the most recent copy filed with the Commission pursuant to its Electronic Data Gathering Analysis and Retrieval System or, if applicable, the Interactive Data Electronic Application system when used by the Commission (collectively, “EDGAR”).

2. Section 5(a) of the Sales Agreement is hereby amended and restated as follows:

(a) Settlement of Placement Shares. Unless otherwise specified in the applicable Placement Notice, settlement for sales of Placement Shares will occur on the first Trading Day following the date on which such sales are made (each, a “Settlement Date”). The amount of proceeds to be delivered to the Company on a Settlement Date against receipt of the Placement Shares sold (the “Net Proceeds”) will be equal to the aggregate gross sales price received by the Designated

Agent at which such Placement Shares were sold, after deduction of (i) the Designated Agent’s commission, discount or other compensation for such sales payable by the Company pursuant to Section 2 hereof, (ii) any other amounts due and payable by the Company to the Designated Agent hereunder pursuant to Section 7(g) hereof and (iii) any transaction fees imposed by any governmental or self-regulatory organization in respect of such sales.

3. Section 6(a) of the Sales Agreement is hereby amended and restated as follows:

(a) The Company and the transactions contemplated by this Agreement meet the requirements for and comply with the conditions for the use of Form S-3 (including General Instructions I.A and I.B.1.) under the Securities Act. The Registration Statement will be an automatic shelf registration statement under Rule 405 and will be filed with the Commission and become effective under the Securities Act prior to the issuance of any Placement Notices by the Company. At the time the Registration Statement becomes effective, the Company will meet the then-applicable requirements for use of Form S-3 (including General Instructions I.A and I.B.1.) under the Securities Act. The Registration Statement meets, and the offering and sale of Placement Shares as contemplated hereby comply with, the requirements of Rule 415(a)(5) under the Securities Act. Each Agent is named as the agents engaged by the Company in the section entitled “Plan of Distribution” in the ATM Prospectus. The Company has not received, and has no notice from the Commission of, any notice pursuant to Rule 401(g)(2) under the Securities Act objecting to the use of the automatic shelf registration statement form. No stop order of the Commission preventing or suspending the use of the base prospectus, the ATM Prospectus or the Prospectus, or the effectiveness of the Registration Statement, has been issued, and no proceedings for such purpose are pending before or, to the knowledge of the Company, threatened by the Commission. At the time of the initial filing of the Registration Statement, the Company paid the required Commission filing fees relating to the securities covered by the Registration Statement, including the Placement Shares that may be sold pursuant to this Agreement, in accordance with Rule 457(r) under the Securities Act. Copies of the Registration Statement, the Prospectus, any such amendments or supplements to any of the foregoing and all Incorporated Documents that were filed with the Commission on or prior to the date of this Agreement have been delivered, or are available through EDGAR, to the Agents and their counsel;

4. Section 6(h) of the Sales Agreement is hereby amended and restated as follows:

(h) The Registration Statement, when it becomes effective, will conform, and the Prospectus and any further amendments or supplements to the Registration Statement and the Prospectus, as of the date of the Prospectus or such amendment or supplement, will conform, in all material respects to the requirements of the Securities Act and the rules and regulations of the Commission thereunder and do not and will not, as of the applicable effective date as to each part of the Registration Statement, as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, and as of each Applicable Time, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with the Agents’ Information (as defined in Section 24);

5. Section 6(aa) of the Sales Agreement is hereby amended and restated as follows:

(aa) Neither the Company nor any director, officer or employee nor, to the knowledge of the Company, any agent, affiliate or representative of the Company is an individual or entity (“Person”) that is, or is 50% or more owned or otherwise controlled by one or more Persons that are, currently the subject or the target of any sanctions administered or enforced by the U.S. government, including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”), or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person,” the

European Union, His Majesty’s Treasury, the United Nations Security Council, or other relevant sanctions authority (collectively, “Sanctions”); nor is the Company located, organized or resident in a country or territory that is the subject or target of comprehensive Sanctions (currently, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic and the Crimea region and the non-government controlled areas of the Zaporizhzhia and Kherson Regions of Ukraine (or any other Covered Region of Ukraine identified pursuant to Executive Order 14065), Russia, Cuba, Iran or North Korea) (each, a “Sanctioned Jurisdiction”), and the Company will not directly or indirectly use the proceeds of the offering of the Placement Shares hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (i) to fund or facilitate any activities of or business with any person that, at the time of such funding, is the subject or the target of Sanctions or with a Sanctioned Jurisdiction or (ii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions; and the Company has not knowingly engaged in and is not now knowingly engaged in, and will not engage in, any dealings or transactions with any individual or entity that at the time of the dealing or transaction is or was the subject of Sanctions or with a Sanctioned Jurisdiction; the Company is not engaged in, or has not, at any time since April 24, 2019, engaged in, any dealings or transactions with or involving any individual or entity that was or is, as applicable, at the time of such dealing or transaction, the subject or target of Sanctions or with any Sanctioned Jurisdiction; and the Company has instituted, and maintains, policies and procedures designed to promote and achieve continued compliance with Sanctions;

6. The following shall be added as new Section 6(ddd), Section 6(eee) and Section 6(fff) to the Sales Agreement:

(ddd) (i) At the original effectiveness of the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Securities Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or in the form of a prospectus), (iii) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c)) made any offer relating to the Placement Shares in reliance on the exemption of Rule 163, (iv) at the date of this Agreement, and (v) at each Applicable Time, the Company was and is a “well-known seasoned issuer,” as defined in Rule 405.

(eee) The Company is an “experienced issuer,” as defined in FINRA Rule 5110.

(fff) Neither the Company nor any of its subsidiaries is a “covered foreign person,” as that term is defined in 31 C.F.R. § 850.209. Neither the Company nor any of its subsidiaries currently engage, or have plans to engage, directly or indirectly, in a covered activity as defined in 31 C.F.R. 850.208.

7. Section 7(n) of the Sales Agreement is hereby amended and restated as follows:

(n) Legal Opinions. (i) On or prior to the First Placement Notice Date and on any date which the Company is obligated to deliver a certificate pursuant to Section 7(m) for which no suspension or waiver is applicable, the Company shall cause to be furnished to the Agents a written opinion of Cooley LLP (“Company Counsel”) or other counsel satisfactory to the Agents, in form and substance reasonably satisfactory to the Agents and its counsel; and (ii) on or prior to the First Placement Notice Date and on any date which the Company is obligated to deliver a certificate pursuant to Section 7(m) for which no suspension or waiver is applicable, the Company shall cause to be furnished to the Agents a “negative assurances letter” of Company Counsel or other counsel satisfactory to the Agents, in form and substance reasonably satisfactory to the Agents and its counsel.

8. Section 7(o) of the Sales Agreement is hereby amended and restated as follows:

(o) Intellectual Property Opinion. On or prior to the First Placement Notice Date and on any date which the Company is obligated to deliver a certificate pursuant to Section 7(m) for which no suspension or waiver is applicable, the Company shall cause to be furnished to the Agents the written opinion of Fenwick & West LLP, counsel for the Company with respect to intellectual property matters, or such other intellectual property counsel satisfactory to the Agents (“Intellectual Property Counsel”), in form and substance satisfactory to the Agents and its counsel, dated the date that the opinion letter is required to be delivered, modified, as necessary, to relate to the Registration Statement and the Prospectus as then amended or supplemented; provided, however, that in lieu of such written opinion for subsequent Representation Dates, Intellectual Property Counsel may furnish the Agents with a letter to the effect that the Agents may rely on a prior opinion letter delivered by such counsel under this Section 7(o) to the same extent as if it were dated the date of such opinion letter (except that statements in such prior opinion letter shall be deemed to relate to the Registration Statement and the Prospectus as amended or supplemented at such Representation Date); provided, further, that any such opinion of Intellectual Property Counsel shall only be on or after the First Placement Notice Date and subsequently no more than once a year with the first delivery of opinions by the Company pursuant to this Agreement following the filing of the Company’s annual report on Form 10-K each year.

9. Section 8(g) of the Sales Agreement is hereby amended and restated as follows

(g) Agents’ Counsel Legal Opinion. The Agents shall have received from Goodwin Procter LLP, counsel for the Agents, such opinion or opinions, on or before the date on which the delivery of the Company Counsel legal opinions is required pursuant to Section 7(n), with respect to such matters as the Agents may reasonably require, and the Company shall have furnished to such counsel such documents as they may request to enable them to pass upon such matters.

10. Section 7(z) of the Sales Agreement is hereby amended and restated as follows:

(z) WKSI. The Company will promptly notify the Agents if the Company ceases to be a WKSI at any time prior to the completion of the Agents’ distribution of the Placement Shares pursuant to this Agreement.

11. Section 7(bb) of the Sales Agreement is hereby amended and restated as follows:

(bb) Renewal of Registration Statement. If, immediately prior to the third anniversary of the initial effective date of the Registration Statement (the “Renewal Date”), any of the Placement Shares remain unsold and this Agreement has not been terminated, the Company will, prior to the Renewal Date, file a new shelf registration statement or, if applicable, an automatic shelf registration statement relating to the Common Stock that may be offered and sold pursuant to this Agreement (which shall include a prospectus reflecting the number or amount of Placement Shares that may be offered and sold pursuant to this Agreement), in a form satisfactory to the Agents and their counsel, and, if such registration statement is not an automatic shelf registration statement, will use its best efforts to cause such registration statement to be declared effective within 180 days after the Renewal Date. The Company will take all other reasonable actions necessary or appropriate to permit the public offer and sale of the Placement Shares to continue as contemplated in the expired registration statement and this Agreement. From and after the effective date thereof, references herein to the “Registration Statement” shall include such new shelf registration statement or such new automatic shelf registration statement, as the case may be.

12. Section 8(a) of the Sales Agreement is hereby amended and restated as follows:

(a) Registration Statement Effective. The Registration Statement shall be effective upon filing in accordance with Rule 462(e) and shall be available for all offers and sales of Placement Shares (i) that have been issued pursuant to all prior Placement Notices and (ii) that will be issued pursuant to any Placement Notice.

13. Section 12 of the Sales Agreement is hereby amended and restated as follows:

12. Notices. All notices or other communications required or permitted to be given by any party to any other party pursuant to the terms of this Agreement shall be in writing, unless otherwise specified in this Agreement, and if sent to the Agents, shall be delivered to:

Goldman Sachs & Co. LLC

200 West Street

New York, New York 10282

Phone No.: 866-471-2526

Attention: Registration Department

with a copy (which shall not constitute notice) to:

Wells Fargo Securities, LLC

500 West 33rd Street, 14th Floor

New York, New York 10001

Attention: Equity Syndicate Department and Special Equities Desk

Email: David.bohn@wellsfargo.com;

  donald.ho@wellsfargo.com; josie.callanan@wellsfargo.com;

  Fernando.A.Escano@wellsfargo.com; Joshua.D.Fraser@wellsfargo.com;

  kathleen.kelly@wellsfargo.com; Jd.Simons@wellsfargo.com

with a copy (which shall not constitute notice) to:

Goodwin Procter LLP

The New York Times Building

620 Eighth Avenue

New York, NY 10018

Attention: Benjamin K. Marsh, Esq. and Janet Hsueh, Esq.

Email: BenjaminMarsh@goodwinlaw.com; JHsueh@goodwinlaw.com

and if to the Company, shall be delivered to:

Taysha Gene Therapies, Inc.

3000 Pegasus Park Drive, Suite 1430

Dallas, Texas 75247

Attention: Kamran Alam

E-mail: KAlam@tayshagtx.com

with copies (which shall not constitute notice) to:

Cooley LLP

55 Hudson Yards

New York, New York 10001

Attention: Divakar Gupta; Madison A. Jones

E-mail: dgupta@cooley.com; madison.jones@cooley.com

Each party to this Agreement may change such address for notices by sending to the parties to this Agreement written notice of a new address for such purpose. Each such notice or other communication shall be deemed given (i) when delivered personally on or before 4:30 P.M., New York City time, on a Business Day, or, if such day is not a Business Day, on the next succeeding Business Day, (ii) by Electronic Notice as set forth in the next paragraph, (iii) on the next Business Day after timely delivery to a nationally-recognized overnight courier or (iv) on the Business Day actually received if deposited in the U.S. mail (certified or registered mail, return receipt requested, postage prepaid). For purposes of this Agreement, “Business Day” shall mean any day on which the Nasdaq and commercial banks in the City of New York are open for business.

An electronic communication (“Electronic Notice”) shall be deemed written notice for purposes of this Section 12 if sent to the electronic mail address specified by the receiving party in Section 12. Electronic Notice shall be deemed received at the time the party sending Electronic Notice receives actual acknowledgment of receipt from the person whom the notice is sent, other than via auto-reply. Any party receiving Electronic Notice may request and shall be entitled to receive the notice on paper, in a nonelectronic form (“Nonelectronic Notice”), which shall be sent to the requesting party within 10 days of receipt of the written request for Nonelectronic Notice.

14. Schedule 2 of the Sales Agreement is hereby amended and restated as follows:

The Company

Kamran Alam

KAlam@tayshagtx.com

The Agents

Goldman Sachs

Lyla Bibi

lyla.bibi@ny.ibd.email.gs.com

Ashley Kaplowitz

ashley.kaplowitz@ny.ibd.email.gs.com

Brock Ghelfi

Brock.Ghelfi@ny.ibd.email.gs.com

Deryk Delahanty

Deryk.A.Delahanty@ny.ibd.email.gs.com

Wells Fargo

David Bohn

David.bohn@wellsfargo.com

Donald Ho

donald.ho@wellsfargo.com

Josie Callanan

josie.callanan@wellsfargo.com

Fernando A. Escano

Fernando.A.Escano@wellsfargo.com

Joshua D. Fraser

Joshua.D.Fraser@wellsfargo.com

Kathleen Kelly

kathleen.kelly@wellsfargo.com

JD Simons

Jd.Simons@wellsfargo.com

B.

The Company will pay reasonable fees and disbursements of counsel to the Agents up to $75,000 in the aggregate incurred in connection with the execution of this Amendment. For the avoidance of doubt, such reimbursement is in addition to the reasonable fees and disbursements of the Agents’ outside legal counsel provided in Section 7(g) of the Sales Agreement.

C.

No Other Amendments; References to Agreement. Except as set forth in Part A above, all the terms and provisions of the Sales Agreement shall continue in full force and effect. All references to the Sales Agreement in the Sales Agreement or in any other document executed or delivered in connection therewith shall, from the date hereof, be deemed a reference to the Sales Agreement as amended by this Amendment.

D.

Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery of an executed Amendment by one party to the other may be made by facsimile or electronic transmission. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

E.	Governing Law. This Amendment shall be governed by, and construed in accordance with, the internal laws of the State of New York without regard to the principles of conflicts of laws.

F.

Severability; Waiver. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable as written by a court of competent jurisdiction, then such provision shall be given full force and effect to the fullest possible extent that it is valid, legal and enforceable, and the remainder of the terms and provisions herein shall be construed as if such invalid, illegal or unenforceable term or provision was not contained herein, but only to the extent that giving effect to such provision and the remainder of the terms and provisions hereof shall be in accordance with the intent of the parties as reflected in this Amendment. No implied waiver by a party shall arise in the absence of a waiver in writing signed by such party. No failure or delay in exercising any right, power, or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any right, power, or privilege hereunder.

G.	Headings. The section headings herein are for convenience only and shall not affect the construction hereof.

[Remainder of page intentionally left blank.]

If the foregoing correctly sets forth the understanding among the Company and each of the Agents, please so indicate in the space provided below for that purpose, whereupon this Amendment No. 3 to Sales Agreement and your acceptance shall constitute a binding agreement among the Company and each of the Agents.

Very truly yours,
TAYSHA GENE THERAPIES, INC.

By:	/s/ Kamran Alan
Name:	Kamran Alan
Title:	Chief Financial Officer

[Signature Page to Amendment No. 3 to Sales Agreement]

Accepted and agreed to as of the date first above written:

GOLDMAN SACHS & CO. LLC

By:	/s/ Lyla Bibi Maduri
Name:	Lyla Bibi Maduri
Title:	Managing Director

WELLS FARGO SECURITIES, LLC

By:	/s/ David Bohn
Name:	David Bohn
Title:	Managing Director

[Signature Page to Amendment No. 3 to Sales Agreement]